Exhibit 99.4

                           OSWEGO COUNTY SAVINGS BANK
                              44 East Bridge Street
                           Oswego, New York 13126-2547
                                 (315) 343-4100

                              --------------------

                     NOTICE OF SPECIAL MEETING OF DEPOSITORS

                    TO BE HELD ON ____________________, 1999



         Notice is hereby given that a special meeting of depositors (the "Special Meeting") of Oswego County Savings Bank ("Oswego County Savings") will be held at Oswego County Savings' main office located at 44 East Bridge Street, Oswego, New York, on ___________, 1999 at ________p.m., local time, to consider and vote upon:


         1. The Amended and Restated Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company and Plan of Stock Issuance (the "Plan") under which (1) we will form Oswego County MHC, as a New York mutual holding company ("Oswego County MHC"); (2) we will form Oswego County Bancorp, Inc., as a Delaware Corporation ("Oswego County Bancorp"); (3) we will reorganize Oswego County Savings into a capital stock savings bank (the "Stock Bank") and issue 100% of the Stock Bank's to-be outstanding common stock to Oswego County Bancorp; (4) we will establish the Oswego County Charitable Foundation (the "Foundation"), a Delaware non-stock corporation dedicated to the promotion of charitable purposes within the communities served by Oswego County Savings; and
         (5) Oswego County Bancorp will offer 45.0%; of its common stock for sale to depositors and the public in a subscription and community offering and issue 53.2% of it shares to Oswego County MHC and 1.8% of its shares to the Foundation; and


         2. Such other business as may properly come before the meeting and any adjournment(s) thereof. Management is not aware of any other matters that may come before the Special Meeting.


         The record date for determining Oswego County Savings' depositors entitled to notice of, and to vote at, the Special Meeting, and at any adjournment(s) thereof, is April 30, 1999 (the "Voting Record Date"). Only holders of one or more Oswego County Savings deposit accounts as of the Voting Record Date ("Voting Depositors") will be entitled to vote at the Special Meetings or at any adjournment(s) of the Special Meeting. A deposit account creates a single depositor relationship for voting purposes, even though more than one person has an interest in such deposit account. Each Voting Depositor has one vote for each $100, or fraction thereof, on deposit in such account as of the Voting Record Date. No Voting Depositor will be entitled to cast more than 1,000 votes. If there are insufficient votes for approval of the Plan at the time of the Special Meeting, Oswego County Savings may postpone or adjourn the Special Meeting to permit further solicitation of proxies. The following Proxy and the Prospectus attached to it contain a more detailed description of Oswego County Savings and the proposed reorganization and stock offering.


         Please complete, date, sign and return the accompanying proxy card(s) in the enclosed postage-paid envelope as soon as possible, whether or not you plan to attend the Special Meeting. This will assure your representation at the Special Meeting and may avoid the cost of additional communications. This will not prevent you from voting in person if you attend the Special Meeting. You may revoke your written proxy by a written instrument delivered to the secretary of Oswego County Savings at any time prior to or at the Special Meeting. Properly completed proxies will be voted in accordance with the instructions on the proxy, or if we receive a proxy with no instructions we will vote the proxy for approval of the Plan.

         Your proxy is solicited by the Board of Trustees of Oswego County Savings. The Board of Trustees unanimously recommends that Voting Depositors vote "FOR" approval of the Plan. Failure to return a proxy or to vote in person will have the same effect as a vote against the Plan. You may revoke a proxy by submitting a later-dated proxy or by voting in person at the special meeting.


         Voting in favor of the Plan will not obligate any person to purchase common stock and voting against the Plan or failure to vote will not prevent any person from purchasing common stock.


                                              BY ORDER OF THE BOARD OF TRUSTEES

Oswego, New York

____________________, 1999                     ________________________________
                                               Secretary

                           OSWEGO COUNTY SAVINGS BANK
                              44 East Bridge Street
                           Oswego, New York 13126-2547
                                 (315) 343-4100

                                 PROXY STATEMENT

                          SPECIAL MEETING OF DEPOSITORS
                         TO BE HELD ON ___________, 1999


-------------------------------------------------------------------------------
                                  INTRODUCTION
-------------------------------------------------------------------------------


Purpose of the Special Meeting

         This proxy statement, together with the prospectus of Oswego County Bancorp, Inc. attached to it, constitutes the proxy statement for, and is being furnished to eligible depositors ("Voting Depositors") of Oswego County Savings Bank ("Oswego County Savings") as of _______________,1999 (the "Voting Record Date,") in connection with the solicitation by the Board of Trustees of Oswego County Savings of proxies to be voted at a special meeting of depositors (the "Special Meeting"). The Special Meeting will be held on __________, 1999 at________ local time, at Oswego County Savings' main office located at 44 East Bridge Street, Oswego, New York.


         At the Special Meeting, Voting Depositors will be asked to consider and vote upon the Amended and Restated Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company and Plan of Stock Issuance (the "Plan") under which (1) we will form Oswego County MHC, as a New York mutual holding company ("Oswego County MHC"); (2) we will form Oswego County Bancorp, Inc., as a Delaware corporation ("Oswego County Bancorp"); (3) we will reorganize Oswego County Savings into a capital stock savings bank (the "Stock Bank") and issue 100% of the Stock Bank's to-be outstanding common stock to Oswego County Bancorp; (4) we will establish the Oswego County Charitable Foundation (the "Foundation"), a Delaware non-stock corporation dedicated to the promotion of charitable purposes within the communities served by Oswego County Savings; and
(5) Oswego County Bancorp will offer 45.0% of its common stock for sale to depositors and the public in a subscription and community offering and issue 53.2% of its shares to Oswego County MHC and 1.8% of its shares to the Foundation;


         Copies of the Plan are available without charge from Oswego County Savings upon written request to the Secretary of Oswego County Savings Bank, 44 East Bridge Street, Oswego, New York 13126-2547.

         Only Voting Depositors will be entitled to vote at the Special Meeting and any adjournment(s) of the Special Meeting. Voting Depositors who execute proxies for the Special Meeting retain the right to revoke them at any time. Proxies may be revoked by sending written notice of revocation to the Secretary of Oswego County Savings at the address of Oswego County Savings shown above or sending a later-dated proxy which is received by Oswego County Savings no later than _________, 1999. The presence of any Voting Depositor at the Special Meeting who has given a proxy shall not revoke the proxy unless the Voting Depositor delivers his or her ballot in person at the Special Meeting or delivers a written revocation to the Secretary of Oswego County Savings prior to the voting of such proxy. Proxies solicited and received by the Board of Trustees of Oswego County Savings will be voted in accordance with the directions given on the proxy. Where no instructions are included on the proxy, the proxy will be voted FOR the proposals set forth in this proxy statement. If any other matters are properly presented at the Special Meeting, proxies will be voted on those matters in accordance with the directions of a majority of the Board of Trustees. Management is not aware of any other matters to be presented at the Special Meeting.

         YOUR PROXY, IN THE FORM ENCLOSED, IS SOLICITED BY THE BOARD OF TRUSTEES OF OSWEGO COUNTY SAVINGS FOR USE AT THE SPECIAL MEETING OF DEPOSITORS, AND ANY ADJOURNMENT(S) OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE NOTICE OF SPECIAL MEETING. THIS PROXY WILL NOT BE USED AT ANY OTHER MEETING.

         THE SUPERINTENDENT OF BANKS OF THE STATE OF NEW YORK ("SUPERINTENDENT") HAS APPROVED THE PLAN SUBJECT TO THE APPROVAL OF THE VOTING DEPOSITORS OF OSWEGO COUNTY SAVINGS AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. IN ADDITION, THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") HAS ISSUED A LETTER OF INTENT TO ISSUE A NOTICE OF NONOBJECTION TO THE PLAN, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS. HOWEVER, THE APPROVAL AND THE INTENT TO ISSUE A NOTICE OF NONOBJECTION DO NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN.

         OSWEGO COUNTY SAVINGS' BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PLAN. FAILURE TO RETURN YOUR PROXY OR TO VOTE IN PERSON AT THE MEETING WILL HAVE THE SAME EFFECT AS A NEGATIVE VOTE.

Voting Rights, Voting of Proxies and Vote Required for Approval

         The Board of Trustees of Oswego County Savings has fixed the close of business on ______________, 1999 as the Voting Record Date for the purpose of determining the Voting Depositors entitled to notice of, and to vote at, the Special Meeting. All holders of withdrawable accounts at Oswego County Savings as of the Voting Record Date are considered Voting Depositors and are entitled to notice of, and to vote at, the Special Meeting. Each Voting Depositor will be entitled to one vote for each $100, or fraction thereof, on deposit in the Voting Depositor's account on the Voting Record Date. However, no Voting Depositor may cast more than 1,000 votes. An account will create a single depositor relationship for voting purposes. Only one proxy may be cast for any of these accounts, even though more than one person has an interest in an account.

         The Plan must be approved by the affirmative vote of (i) 75% in the amount of deposit liabilities present in person or by proxy at the Special Meeting, and (ii) more than 50% of the total votes eligible to be cast by Voting Depositors at the Special Meeting. The Voting Depositors also may be asked to consider other business as may properly come before the Special Meeting. Management knows of no other business to be presented.

         Any questions as to the eligibility of a Voting Depositor to vote or the number of votes allocated to each Voting Depositor, or on any other matters relating to the voting, will be resolved in final by the Secretary of Oswego County Savings at or prior to the Special Meeting, and the records of Oswego County Savings will control the resolution.


Our Board and Management Will Receive Benefits Following the Offering

         Oswego County Savings intends to adopt an employee stock ownership plan as part of the stock offering. This plan intends to purchase up to 8% of the shares sold in the offering. The plan will provide a retirement benefit to all eligible employees.

         Oswego County Savings also intends to adopt a stock option plan and a restricted stock plan following the offering. These plans will benefit directors, officers and employees of Oswego County Savings. A majority of Oswego County Bancorp's shareholders, other than Oswego County MHC, must approve these plans at a shareholders meeting held at least six months following the completion of the offering.

         Both the employee stock ownership plan and the restricted stock plan will increase the voting control of management without the payment of cash by the recipients of the shares. An optionholder may purchase the shares subject to the options at any time if he pays the fair market price of the shares as of the date the option is granted. See _________ of the attached prospectus for more information about the potential benefits.

Proposed Management Purchases

                                                         At the Minimum of the Estimated           At the Maximum of the
                                                                 Offering Range                  Estimated Offering Range
                                                         -------------------------------         -------------------------
                                                                                                              As a Percent
                                                        Number of     As a Percent of            Number of     of Shares
   Name                                  Amount           Shares     Shares Offered(1)             Shares       Offered1
   ----                                  ------           ------     -----------------             ------       --------

   Michael R.  Brower                     $50,000           5,000           1.3                    5,000           *
   Bruce P. Frassinelli                     7,500             750            *                       750           *
   Paul J.  Heins                           5,000             500            *                       500           *
   Gregory J.  Kreis                      150,000          15,000           3.8                   15,000          2.8
   Paul W.  Schneible                      50,000           5,000            *                     5,000           *
   Bernard Shapiro                         25,000           2,500            *                     2,500           *
   Carl K.  Walrath                        25,000           2,500            *                     2,500           *
   All directors and executive           $375,000          37,500           9.4                   37,500          6.9
   officers as a group (twelve
   persons)

----------------

(1) An asterisk indicates a percentage of shares offered of less than one percent.

Persons Making the Solicitation

         Management expects to use the services of Oswego County Savings trustees, officers, and other employees to solicit proxies personally or by telephone, telegraph or mail. The trustees, officers and employees will not receive additional compensation for solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the proxy solicitation. Proxies may also be solicited by representatives of Friedman, Billings, Ramsey & Co., Inc., who will be compensated by Oswego County Savings in connection with its services as financial advisor in the stock offering.

-------------------------------------------------------------------------------
        APPROVAL OF THE AMENDED AND RESTATED PLAN OF REORGANIZATION FROM
    MUTUAL SAVINGS BANK TO MUTUAL HOLDING COMPANY AND PLAN OF STOCK ISSUANCE
-------------------------------------------------------------------------------


         The Superintendent has approved the Plan subject to the approval of Oswego County Savings' Voting Depositors and the satisfaction of certain conditions imposed by the Superintendent. The FDIC has issued a letter of intent to issue a notice of nonobjection to the Plan, subject to the satisfaction of certain conditions. However, such regulatory approval and the intent to issue a letter of nonobjection do not constitute a recommendation or endorsement of the Plan.

General


         Pursuant to the Plan, Oswego County Savings will reorganize into a two-tier mutual holding company structure. Under the Plan, Oswego County Savings will form Oswego County MHC as its mutual holding company parent and Oswego County Bancorp as its subsidiary. Oswego County Savings will then reorganize into the Stock Bank and the Stock Bank will issue its stock to Oswego County MHC. Oswego County MHC will contribute the Stock Bank's common stock to Oswego County Bancorp. Oswego County Bancorp will issue shares of its common stock to the public, Oswego County MHC and the Foundation. As a result, Oswego County Bancorp will own all of the common stock of the Stock Bank. The Stock Bank will succeed to the operations of Oswego County Savings in its mutual form. Oswego County MHC and Oswego County Bancorp will be regulated by the New York State Banking Department (the "Department") and the Federal Reserve Board. As long as the mutual holding company is in existence, the applicable federal and New York laws require it to own at least 51% of the voting stock of Oswego County Bancorp. Oswego County Bancorp will own 100% of the voting stock of the Oswego County Savings. Oswego County Bancorp may issue any amount of non-voting stock or debt to persons other than the mutual holding company.

Background of Our Corporate Change

         Originally, we planned to change our structure to a mutual holding company as part of our proposed plan to merge with Pathfinder Bancorp, Inc. and its local savings bank subsidiary, Oswego City Savings Bank. In January 1999, Pathfinder and we jointly decided to terminate our merger plans because of the difficulty in obtaining approvals from bank regulators. Even though we are not now planning to merge with Oswego City Savings, we continue to think that we should change our corporate structure. Forming a mutual holding company and selling stock may help us in the future if we want to enter into other acquisition transactions. Although we currently exceed all regulatory capital requirements, the proceeds from the offering will increase our capital. We may use the additional capital for those purposes as well as other corporate purposes. We expect to explore all of our options to improve our bank including acquisitions of other companies that we think could help us. We may look at areas outside of traditional banking services. We may also consider trying to form another deal with Pathfinder and Oswego City Savings. But, for now, we have no plans to enter into another deal with anyone and we are not discussing any transaction with anyone else. We may or may not enter into a combination in the future. However, the mutual holding company structure permits us to consider more options in the future.

Effect on Deposits

         Upon completion of the reorganization, each deposit account in Oswego County Savings at the date the reorganization is completed will become a deposit account in the Stock Bank in the same amount and upon the same terms (including interest rate) and conditions (including withdrawal rights). All depositors who had voting and liquidation rights with respect to Oswego County Savings will continue to have such rights solely with respect to Oswego County MHC. All insured deposit accounts of Oswego County Savings that become deposit accounts of the Stock Bank will continue to be federally insured up to the legal maximum limit by the FDIC in the same manner as deposit accounts existing in Oswego County Savings immediately prior to the reorganization.

Effect on Borrowings and Other Customer Relationships

         The reorganization will not affect any borrower or other customer relationships with Oswego County Savings, as each borrowing, contract or other customer relationship will automatically continue with the Stock Bank on the same terms (including interest rate) and conditions as existed with Oswego County Savings immediately prior to the reorganization. Upon completion of the reorganization, the Stock Bank may exercise any and all powers, rights and privileges of, and shall be subject to all limitations applicable to, stock savings banks under New York law.

         The management, board of directors and branch locations of the Stock Bank will be the same as the management, board of trustees and branch locations of Oswego County Savings prior to the reorganization.


Conversion of the Mutual Holding Company to the Stock Form

         The reorganization does not preclude the conversion of the mutual holding company from the mutual to stock from of organization through a merger of the mutual holding company into Oswego County Bancorp or Oswego County Savings and the concurrent sale of the shares held by the mutual holding company in a subscription offering. A decision to convert the mutual holding company to stock form is subject to the approval of the Oswego County Savings' depositors. A conversion of the mutual holding company from the mutual to stock form of organization is not anticipated for the foreseeable future.

Depositor Rights If We Liquidate

         Following the completion of the reorganization, all depositors who had liquidation rights with respect to Oswego County Savings as of the effective date of the reorganization will continue to have such rights solely with respect to the mutual holding company so long as they continue to hold deposit accounts with Oswego County Savings. In addition, all persons who become depositors of Oswego County Savings subsequent to the reorganization will have such liquidation rights with respect to the mutual holding company. Borrowers currently do not have ownership or voting rights in Oswego County Savings and will not receive ownership or voting rights with respect to the mutual holding company.

         If the mutual holding company converts from a mutual to stock-form holding company, the amount available to the depositor of the mutual holding company's subsidiary savings bank becomes fixed as of the date of the statement of financial condition contained in the final offering circular used in the mutual-to-stock conversion. Each subsidiary savings bank at that time establishes a liquidation account equal to the net worth of the subsidiary savings bank as set forth in its latest statement of financial condition contained in the offering circular utilized in the mutual-to-stock conversion.

Establishment of the Charitable Foundation

         To continue the Oswego County Savings' long-standing commitment to our local community, the Oswego County Savings intends to establish a charitable foundation in connection with the reorganization. The Plan provides that Oswego County Savings and Oswego County Bancorp may establish the charitable foundation and incorporate it under Delaware law as a non-stock corporation. Oswego County Bancorp will fund the charitable foundation with shares of its common stock. Oswego County Bancorp will contribute to the charitable foundation 15,980, 18,800, 21,620 and 24,863 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively.


Federal and State Tax Consequences of the Reorganization

         Oswego County Savings has received a legal opinion from the law firm of Elias, Matz, Tiernan & Herrick L.L.P. that the reorganization will constitute a non-taxable reorganization under the Internal Revenue Code (the "Code"). Oswego County Savings has received an opinion from KPMG LLP that the Reorganization will constitute a non-taxable reorganization under New York law. Unlike private letter rulings, an opinion is not binding on the Internal Revenue Service ("IRS") or the New York Department of Taxation and either agency could disagree with the conclusions reached therein. In the event of a disagreement, there can be no assurance that the IRS or the New York Department of Taxation would not prevail in a judicial or administrative proceeding.

Accounting Treatment of Reorganization

         The reorganization will result in no change to the accounting of Oswego County Savings' assets, liabilities, and equity.

Regulatory Approvals

         To complete the reorganization, the approval of the Federal Reserve Board must be obtained for Oswego County Bancorp to acquire all of the issued and outstanding stock of the Stock Bank and for Oswego County MHC to acquire a majority of the issued and outstanding shares of Oswego County Bancorp. As a result of the respective acquisitions, each of Oswego County MHC and Oswego County Bancorp will become a bank holding company. The Department must approve the formation of Oswego County MHC and the conversion of Oswego County Savings to the Stock Bank, and the FDIC must issue its nonobjection to Oswego County Savings' conversion to the Stock Bank.

Interpretation and Amendment of the Plan

         If necessary or desirable, the terms of the Plan may be amended by a majority vote of Oswego County Savings' Board of Trustees at any time prior to submission of the Plan to a vote of depositors. At any time after submission of the Plan to a vote of depositors, the terms of the Plan may be amended by a majority vote of the Board of Trustees in response to comments received from the Department or the FDIC, and may be amended for any other reason only with the concurrence of the Department and the FDIC. The Plan may be terminated at any time by a majority vote of the Board of Trustees prior to the depositor vote and subsequent to the depositor vote with the concurrence of the Superintendent and the FDIC.

Additional Information

         A copy of the Plan, the proposed Certificate of Incorporation and Bylaws of Oswego County Bancorp, the proposed Restated Organization Certificate and Bylaws of the Stock Bank and the proposed Restated Organization Certificate and Bylaws of Oswego County MHC are available without charge from Oswego County Savings. Also, a copy of the Certificate of Incorporation and Bylaws of the Foundation are available without charge from Oswego County Savings. Requests for copies of any such documents should be directed to: Secretary, Oswego County Savings Bank, 44 East Bridge Street, Oswego, New York 13126-2547.

         THE ATTACHED PROSPECTUS IS AN INTEGRAL PART OF THIS PROXY STATEMENT AND CONTAINS DETAILED INFORMATION ABOUT OSWEGO COUNTY SAVINGS, OSWEGO COUNTY BANCORP, OSWEGO COUNTY MHC, THE FOUNDATION, THE REORGANIZATION AND STOCK OFFERING, INCLUDING, THE RIGHTS OF ELIGIBLE ACCOUNT HOLDERS, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS AND TRUSTEES, OFFICERS AND EMPLOYEES TO SUBSCRIBE FOR SHARES OF OSWEGO COUNTY BANCORP'S COMMON STOCK. DEPOSITORS AS OF THE VOTING RECORD DATE ARE URGED TO CONSIDER SUCH INFORMATION CAREFULLY PRIOR TO SUBMITTING THEIR PROXIES OR SUBSCRIBING FOR SHARES OF OSWEGO COUNTY BANCORP COMMON STOCK.

                           OSWEGO COUNTY SAVINGS BANK
                                 REVOCABLE PROXY

                      THIS PROXY IS SOLICITED ON BEHALF OF
               THE BOARD OF TRUSTEES OF OSWEGO COUNTY SAVINGS BANK


         The undersigned depositor of Oswego County Savings Bank ("Oswego County Savings") hereby appoints the Board of Trustees of Oswego County Savings as proxy to cast all votes which the undersigned depositor is entitled to cast at a special meeting of depositors to be held at Oswego County Savings' main office located at 44 East Bridge Street, Oswego, New York at _______, New York time, ________, 1999 and at any and all adjournments and postponements of the special meeting, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions on the reverse side hereof:

         This proxy will be voted as directed by the undersigned depositor. UNLESS CONTRARY DIRECTION IS GIVEN, A SIGNED PROXY WILL BE VOTED FOR ADOPTION OF THE AMENDED AND RESTATED PLAN OF REORGANIZATION FROM MUTUAL SAVINGS BANK TO MUTUAL HOLDING COMPANY AND PLAN OF STOCK ISSUANCE. In addition, this proxy will be voted at the discretion of the Board of Trustees upon any other matter as may properly come before the special meeting.

         The undersigned depositor may revoke this proxy at any time before it is voted by delivering to the Secretary of Oswego County Savings either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the special meeting, filing a written revocation and voting in person. The undersigned depositor hereby acknowledges receipt of the Notice of Special Meeting Proxy Statement and accompanying Prospectus.

             IMPORTANT: PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE.

OSWEGO COUNTY SAVINGS BANK

IMPORTANT: Please sign your name exactly as it appears on this proxy. Joint accounts need only one signature. When signing as an attorney, administrator, agent, officer, executor, trustee, guardian, etc., please add your full title to your signature.

        FOR           AGAINST


         o               o              The Amended and Restated Plan of
                                        Reorganization from Mutual Savings Bank
                                        to Mutual Holding Company and Plan of
                                        Stock Issuance (the "Plan") under which
                                        (1) we will form Oswego County MHC, as a New York mutual holding company ("Oswego
                                        County MHC"); (2) we will form Oswego
                                        County Bancorp, Inc., as a Delaware
                                        corporation ("Oswego County Bancorp");
                                        (3) we will reorganize Oswego County
                                        Savings Bank into a capital stock
                                        savings bank (the "Stock Bank") and
                                        issue 100% of the Stock Bank's to-be
                                        outstanding common stock to Oswego
                                        County Bancorp; (4) we will establish
                                        the Oswego County Charitable Foundation
                                        (the "Foundation"), a Delaware non-stock corporation dedicated to the promotion of charitable purposes within the communities served by Oswego County
                                        Savings Bank; and (5) Oswego County
                                        Bancorp will offer 45.0% of its common
                                        stock for sale to depositors and the
                                        public in a subscription and community
                                        offering and issue 53.2% of its shares
                                        to Oswego County Savings MHC and 1.8% of its shares to the Foundation.










Signature________________________________________ Date____________________, 1999

NOTE: IF YOU RECEIVE MORE THAN ONE PROXY CARD. PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.